Exhibit 10.67

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

8% UNSECURED SUBORDINATED NOTE

OF

LIQUIDMETAL TECHNOLOGIES, INC.

Note No.:	Original Principal Amount: $
Issuance Date: May 17, 2006	Lake Forest, California

THIS NOTE (this “Note”) is one of a duly authorized issue of Notes issued by LIQUIDMETAL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 8% Unsecured Subordinated Note in an aggregate principal amount equal to approximately Four Million U.S. Dollars (U.S. $4,000,000) (the “Notes”). All principal and interest under this Note shall become due and payable on the first to occur of (i) August 17, 2007 or (ii) the closing after the date hereof of a public or private equity or debt offering pursuant to which the Company receives gross proceeds of at least $6,000,000 to be used for working capital purposes and repayment of debt, but excluding financings for the purpose of purchasing capital assets (a “Follow-On Financing”), subject to Section 2 and the last sentence of Section 4(b) below (the “Maturity Date”). In calculating the gross proceeds of an offering to determine whether it constitutes a Follow-On Financing for purposes of this Note, any proceeds used to satisfy Senior Notes will be excluded.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of                        , or its registered assigns or successors-in-interest (“Holder”), the principal sum of                                                                                    (U.S. $                      ) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 8% per annum from the Issuance Date stated above, until the same becomes due and payable on the Maturity Date. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Original Principal Amount (stated above) from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4, at the rate (the “Default Rate”) equal to the lower of fourteen percent (14%) per annum or the highest rate permitted by law.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Notwithstanding anything to the contrary herein, this Note may be prepaid in whole or in part at any time without penalty. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the “Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Debt” shall mean indebtedness of any kind.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

The following terms and conditions shall apply to this Note:

Section 1.      Payments of Principal and Interest.

(a)   Interest Payment. All accrued interest shall be payable in cash on the Maturity Date.

(b)   Payment of Principal. Subject to the provisions hereof, the principal amount of this Note shall be due and payable on the Maturity Date. Payment of the principal amount shall be effected in cash.

(c)   Taxes. The Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

Section 2.      Subordination. This Note is subordinate in right of payment and in all other respects to the 6% Senior Secured Notes Due July 29, 2007 (the “July 2007 Notes”), the 7% Senior Secured Convertible Notes Due August 2007 (the “August 2007 Notes”), and any other notes that may be issued by the Company after the date hereof in exchange for or in satisfaction of any July 2007 Notes or August 2007 Notes (collectively, the “Senior Notes”). Notwithstanding the Maturity Date of this Note, the Company will not make any payments of principal, interest, or otherwise under this Note unless and until all amounts due and payable under the Senior Notes have been satisfied in full (whether through cash payment or conversion).

Section 3.      Unsecured Status of Note. This Note is unsecured and shall not be deemed secured under the Amended and Restated Security Agreement, dated August 2, 2005, between the Company and the holders of the Senior Notes.

Section 4.      Defaults and Remedies.

(a)  Events of Default. An “Event of Default” is:  (i) a default in payment of the principal amount under this Note when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) days the date such interest payment is due; (ii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement or the Transaction Documents, (iii) a material breach by the Company of its representations or warranties in the Purchase Agreement or Transaction Documents that remains uncured for thirty (30) business days after notice to the Company; or (iv) if the Company or any of its subsidiaries is subject to any Bankruptcy Event. “Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing. Notwithstanding the foregoing, it will not constitute an Event of Default if the Company cannot pay the principal amount or any interest or other amounts due under this Note when due if such inability is due to the subordination provisions set forth in Section 3.2 of the Purchase Agreement (and Section 2 hereof).

(b)   Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding principal amount of this Note, including any interest due thereon, to be due and payable immediately. The remedies under this Note shall be cumulative.

Section 5.      Covenants. The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid, the Company shall present the Holder an opportunity to participate in any Follow-On Financing after the date hereof, but only if the Follow-On Financing is primarily an offering of Company common stock or securities exchangeable, convertible, or exercisable for Company common stock. If Holder elects to participate in such a Follow-On Financing, then Holder will be entitled to purchase the securities being offered in such Follow-On Financing at a discount of 7% of the gross per share purchase price in the transaction (in the case of an offering of common stock or preferred stock) or 7% of the face amount of the security being sold in such transaction (in the case of an offering of debt securities). However, in the case of an offering of convertible securities (whether equity or debt), such discount will only be applied to the purchase price or face amount thereof, as the case may be, and will not be applied to the conversion price of such security. Furthermore, such discount shall not be applied to the exercise price of any warrants or similar securities issued in the Follow-On Financing.

Section 6.      General.

(a)   Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)   Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)   Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)   Assignment, Etc. The Holder may assign or transfer this Note to any transferee provided that the transferee acknowledges and agrees to the subordination provisions set forth in Section 3.2 of the Purchase Agreement. Such acknowledgement and agreement shall be in writing and in a form reasonably acceptable to the Company. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)   No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)    Governing Law; Jurisdiction.

(i)    Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)   Jurisdiction. The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)  NO JURY TRIAL. THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)   Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate then-outstanding principal amount of this Note, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and principal amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)   Cancellation. After all of the principal amount including accrued but unpaid interest and default payments at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(i)    Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on May 17, 2006.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name: Ricardo A. Salas
Title: President and Chief Executive Officer